As filed with the Securities and Exchange Commission on September 25, 2003

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                ----------------------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                 ----------------------------------------------------

                          POWER3 MEDICAL PRODUCTS, INC.
                    (formerly Surgical Safety Products, Inc.)
             (Exact name of registrant as specified in its charter)

                                    New York
         (State or other jurisdiction of incorporation or organization)

                                   65-0565144
                      (IRS Employer Identification Number)

                          8374 Market Street, Suite 439
                            Bradenton, Florida 34202
                    (Address of principal executive offices)

                        Timothy S. Novak, Chairman & CEO
                          Power3 Medical Products, Inc.
                          8374 Market Street, Suite 439
                            Bradenton, Florida 34202
                     (Name and address of agent for service)

                                 (941) 360-3039
          (Telephone number, including area code of agent for service)

                          2003 Stock Compensation plan
                            (Full title of the Plans)
         -------------------------------------------------------------


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                 DEREGISTRATION OF 2003 STOCK COMPENSATION PLAN,
                       SHARES OF COMMON STOCK AND WARRANTS

         This Post-Effective Amendment No. 1 to Power3 Medical Products, Inc.'s ("Power3") Registration Statement No. 333-104636 on Form S-8 filed on April 18, 2003 (the "Registration Statement") is filed to deregister Power3's 2003 Stock Compensation Plan as well as the 8,000,000 shares of Power3's common stock previously registered as of the date hereof.

         Accordingly, pursuant to this Post-Effective Amendment No. 1 to the Registration Statement, Power3 hereby deregisters all shares of common stock originally registered because all such securities remain available for issuance under the 2003 Stock Compensation Plan as of the date hereof.

         On the 31st day of March, 2003 Power3 issued 8,000,000 warrants each to purchase one share of common stock to five consultants in consideration of services to be performed by such consultants.

         The consulting agreements have been cancelled by mutual consent of Power3 and the Consultants and all securities issued or agreed to be issued under the terms of the respective consulting agreements have been cancelled and the originals thereof are in transit to the transfer agent as of the date of this Post-Effective Amendment No. 1.



                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bradenton, Florida, on September 24, 2003.

POWER3 MEDICAL PRODUCTS, INC.



By:
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       Timothy S. Novak, Chairman of the Board,
                   Chief Executive Officer and Director